CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the foregoing Registration Statement on Form S-1 (File No. 333-) of our report dated June 28, 2017 relating to the balance sheets of Vitality Biopharma, Inc. as of March 31, 2017 and 2016, and the related statements of operations, stockholders’ deficiency, and cash flows for the years then ended. We also consent to the reference to our Firm under the heading “Experts” in the Registration Statement.

/s/ Weinberg & Company, P.A.
Los Angeles, California
September 13, 2017